EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Navitrak International Corporation
Halifax, Canada

We hereby consent to the use in the Prospectus constituting a part of this Form SB-2 Registration Statement of our report dated February 6, 2006 relating to the consolidated financial statements of Navitrak International Corporation (“the Company”, formerly Flashpoint International, Inc. –the successor), which is contained in that Prospectus. Our reports contain an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

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BDO DUNWOODY LLP
Chartered Accountants

Vancouver, Canada
March 24, 2006